                                                                     EXHIBIT 3.2

                [Composite Copy as in Effect on April 28, 2005]

                    THE COMPANIES LAW (2001 SECOND REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
                                NOBLE CORPORATION

                                 INTERPRETATION

      1 In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

"ARTICLES"                            means these articles of association of the Company.

"AUDITOR"                             means the person for the time being performing the
                                      duties of auditor of the Company (if any).

"BOARD", "BOARD OF DIRECTORS" or
"DIRECTORS"                           means the directors for the time being of the Company.

"COMPANY"                             means Noble Corporation.

"DIVIDEND"                            includes an interim dividend.

"ELECTRONIC RECORD"                   has the same meaning as in the Electronic Transactions
                                      Law (2000 Revision).

"MEMBER"                              has the same meaning as in the Statute.

"MEMORANDUM"                          means the memorandum of association of the Company.

"ORDINARY RESOLUTION"                 means  a  resolution  passed  by a  simple  majority  of the
                                      Members  as,  being  entitled  to do so,  vote in person or, where  proxies are allowed,  by proxy at a general  meeting, and includes a unanimous  written  resolution.  In computing the  majority  when a poll is demanded  regard  shall be had to the number of votes to which each  Member is  entitled by the Articles.

"REGISTER OF MEMBERS"                 means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate
                                      Register of Members.

"REGISTERED OFFICE"                   means the registered office for the time being of the Company.

"SEAL"                                means the common seal of the Company and includes every
                                      duplicate seal.

"SECRETARY"                           includes an assistant secretary and any person appointed to perform the duties of secretary of the Company.

"SHARE" and "SHARES"                  means a share  or  shares  in the  Company  and  includes  a fraction of a share.

"SPECIAL RESOLUTION"                  has the same meaning as in the Statute.

"STATUTE"                             means  the  Companies  Law  (2001  Second  Revision)  of the
                                      Cayman Islands.

"U.S." or "UNITED STATES"             means the United States of America.

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                                       2

      2     In the Articles:

            2.1 words importing the singular number include the plural number and vice-versa;

            2.2 words importing the masculine gender include the feminine gender;

            2.3 words importing persons include corporations, partnerships, unincorporated associations and other entities;

            2.4 "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

            2.5 references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

            2.6 any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

            2.7 headings are inserted for reference only and shall be ignored in construing these Articles.

                            COMMENCEMENT OF BUSINESS

      3 The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

      4 The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

                                 ISSUE OF SHARES

      5 Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares (including fractions of a share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

      6 The Company shall not issue shares to bearer.

                                PREFERRED SHARES

      7 The Directors may provide, out of the unissued Preferred Shares, for series of Preferred Shares. Before any Preferred Shares of any such series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of the Preferred Shares thereof:

            7.1 the designation of such series, the number of Preferred Shares to constitute such series and the subscription price thereof if different from the par value thereof;

            7.2 whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

            7.3 the Dividends, if any, payable on such series, whether any such Dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such Dividends shall be payable, the preference or relation which such Dividends shall bear to the Dividends payable on any shares of any other class or any other series of Preferred Shares;

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                                       3

            7.4 whether the Preferred Shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

            7.5 the amount or amounts payable upon Preferred Shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

            7.6 whether the Preferred Shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            7.7 whether the Preferred Shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            7.8 the limitations and restrictions, if any, to be effective while any Preferred Shares of such series are outstanding upon the payment of Dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Ordinary Shares or shares of any other class of shares or any other series of Preferred Shares;

            7.9 the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of Preferred Shares; and

            7.10 any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Without limiting the foregoing, the voting powers of any series of Preferred Shares may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such Preferred Shares, to elect one or more Directors who shall be in addition to the number of Directors of the Company fixed pursuant to Article 52 hereof and who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such Preferred Shares. The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 7 may be greater than or less than those of any other Director or class of Directors.

      8 The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which Dividends thereon shall be cumulative.

                                 ORDINARY SHARES

      9 Each holder of Ordinary Shares shall be entitled to one vote for each Ordinary Share held of record on all matters on which Members generally are entitled to vote. Subject to the provisions of law and the rights of the holders of any class or series of shares having a preference as to Dividends over the Ordinary Shares then outstanding, Dividends may be paid on the Ordinary Shares at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Company, after any preferential amounts to be distributed to the holders of any class or series of shares having a preference over the Ordinary Shares then outstanding have been paid or declared and set apart for payment, the holders of the Ordinary Shares shall be entitled to receive all the remaining assets of the Company available for distribution to its Members ratably in proportion to the number of shares held by them, respectively. The Ordinary Shares are not redeemable.

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                                       4

                               REGISTER OF MEMBERS

      10 The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

                               FIXING RECORD DATE

      11 In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive payment of any Dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of Members entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      12 If no record date is fixed for the determination of Members entitled to receive payment of a Dividend, the date on which the resolution of the Directors declaring such Dividend is adopted shall be the record date for such determination of Members.

                             CERTIFICATES FOR SHARES

      13 A Member shall be entitled to a share certificate only if the Directors resolve that share certificates shall be issued. Share certificates representing shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by the Chairman of the Board or the Chief Executive Officer or the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and sealed with the seal of the Company, which may be by a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. The Register of Members and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant shares shall have been surrendered and cancelled.

      14 The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

      15 The holder of any share of the Company shall immediately notify the Company of any loss, theft, destruction or mutilation of the certificate therefor; the Company may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agent and registrar for the shares, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Company a bond in such sum and with such surety or sureties as they may direct to indemnify the Company and said transfer agent and registrar against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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                                       5

      The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of each class of the Company and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

                               TRANSFER OF SHARES

      16 Shares are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any transfer of shares without giving any reason. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal. The Secretary of the Company, or a transfer agent appointed in respect of the relevant shares, shall register a transfer of shares on surrender by the transferee of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed share transfer. The person in whose name shares stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid until it shall have been entered in the Register of Members of the Company by an entry showing from and to whom transferred.

      17 Each Member shall designate to the Secretary or transfer agent of the Company an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any Member shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Company or at such person's last known post office address.

      18 The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor or by such transferor's attorney thereunto authorised by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent for the relevant shares (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

                       REDEMPTION AND REPURCHASE OF SHARES

      19 Subject to the provisions of the Statute and these Articles, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

      20    20.1 Subject to the provisions of the Statute, the Company may purchase its own shares (including any redeemable shares). (This authorisation is in accordance with section 37(2) of the Statute or any modification or re-enactment thereof for the time being in force.)

            20.2 In such manner as is referred to in Section 37(3)(d) of the Statute or any modification or re-enactment thereof for the time being in force, this Article authorises the purchase by the Company in accordance with provisions of the Statute of such of its own shares (including any redeemable shares) as the Directors may from time to time determine and agree with the holder or holders thereof in such manner, including at such price and on all such other terms, as the Directors may from time to time determine and agree as aforesaid, and whether or not the Company has made a similar offer to all or any of the other Members. The Company may deduct from the price for such shares the aggregate amount of any outstanding debts, liabilities and engagements to or with the Company (whether presently payable or not) by the holder of such shares, either alone or jointly with any other person.

      21    The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital.

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                                       6

                          VARIATION OF RIGHTS OF SHARES

      22 If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, be varied with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.

      23 The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares. Separate general meetings of the holders of a class or series of shares may be called only by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the President, or (d) a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series). Nothing in this Article 23 or Article 22 shall be deemed to give any Member or Members the right to call a class or series meeting.

      24 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking prior to or pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed varied by the creation or issue of shares with preferred or other rights, which may be effected by the Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                          COMMISSION ON SALE OF SHARES

      25 The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up shares. The Company may also on any issue of shares pay such brokerage or underwriting commission or discount as may be lawful.

                            NON-RECOGNITION OF TRUSTS

      26 The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share other than an absolute right to the entirety thereof in the registered holder.

 AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

      27 The Company may by Ordinary Resolution:

            27.1 increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

            27.2 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

            27.3 by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without par value; and

            27.4 cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

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                                       7

      28 All new shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

      29 Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

            29.1 change its name;

            29.2 alter or add to these Articles;

            29.3 alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

            29.4 reduce its share capital and any capital redemption reserve fund.

                                REGISTERED OFFICE

      30 Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

                                GENERAL MEETINGS

      31 All general meetings other than annual general meetings shall be called extraordinary general meetings.

      32 The Company shall in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held on the fourth Thursday in April in each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or on such other date and at such hour as may from time to time be fixed by the Directors, the Chairman of the Board, the Chief Executive Officer or the President.

      33 Except as otherwise required by law and subject to the rights of the holders of any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, extraordinary general meetings of the Members for any purpose or purposes may be called only by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the President or (d) a majority of the entire Board of Directors. Only such business as is specified in the notice of any extraordinary general meeting of the Members shall come before such meeting.

      34 In order for business to be properly brought before a general meeting by a Member, the business must be legally proper and written notice thereof must have been filed with the Secretary of the Company not less than 60 nor more than 120 days prior to the meeting. Each such notice shall set forth: (a) the name and address of the Member who intends to make the proposal as the same appear in the Company's records; (b) the class and number of shares of the Company that are owned by such Member; and (c) a clear and concise statement of the proposal and the Member's reasons for supporting it. The filing of a Member notice as required above shall not, in and of itself, constitute the making of the proposal described therein. If the chairman of the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order; and such business shall not be conducted at the meeting.

      35 Except as otherwise provided by law, written notice of each meeting of the Members, whether annual or extraordinary, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each Member of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Member at such Member's address as it appears on the records of the Company. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of Members shall not be required to be given to any Member who shall attend such meeting in person

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                                       8

or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such Member, or who shall waive notice thereof as provided in Article 108. Notice of adjournment of a meeting of Members need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

      36 In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the Members, present in person or represented by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

      37 At each meeting of the Members, the Chairman of the Board, or, in the absence of the Chairman of the Board, the Chief Executive Officer or the President, shall act as chairman. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The chairman of the meeting shall announce at each such meeting the date and time of the opening and the closing of the voting polls for each matter upon which the Members will vote at such meeting.

      38 It shall be the duty of the Secretary or other officer of the Company who has charge of the Register of Members to prepare and make, at least 10 days before each meeting of the Members, a complete list of the Members entitled to vote thereat, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in such Member's name. Such list shall be produced and kept available at the times and places required by law.

      39 Except as otherwise provided by law or these Articles, each holder of record of any class or series of shares having a preference over the Ordinary Shares of the Company as to Dividends or upon liquidation shall be entitled at each meeting of Members to such number of votes for each share as may be fixed in these Articles or in the resolution or resolutions adopted by the Directors providing for the issuance of such shares, and each holder of record of Ordinary Shares shall be entitled at each meeting of Members to one vote for each share, in each case, registered in such Member's name on the books of the Company:

            39.1 on the date fixed pursuant to Article 11 as the record date for the determination of Members entitled to notice of and to vote at such meeting; or

            39.2 if no such record date shall have been so fixed, then at the close of business on the day next preceding the date on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

      40 Each Member entitled to vote at any meeting of Members may authorise not in excess of three persons to act for such Member by a proxy signed by such Member or such Member's attorney-in-fact. A proxy need not be a Member of the Company. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting but, in any event, not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

      41 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

      42 Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was

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                                       9

executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

      43 At each meeting of the Members, all corporate actions, other than the election of directors, to be taken by vote of the Members (except as otherwise required by law and except as otherwise provided in these Articles) shall be authorised by a majority of the votes cast by the Members entitled to vote thereon, present in person or represented by proxy. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the directors. Where a separate vote by a class or classes or series is required, the affirmative vote of the majority of shares of such class or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series (unless provided otherwise in the resolutions providing for the issuance of such series).

      44 Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the Member voting, or by such Member's proxy, and shall state the number of shares voted.

      45 Either the Board of Directors or, in the absence of an appointment of inspectors by the Board, the Chairman of the Board, the Chief Executive Officer or the President shall, in advance of each meeting of the Members, appoint one or more inspectors to act at such meeting and make a written report thereof. In connection with any such appointment, one or more persons may, in the discretion of the body or person making such appointment, be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at any meeting of Members, the chairman of such meeting shall appoint one or more inspectors to act at such meeting. Each such inspector shall perform such duties as are required by law and as shall be specified by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the chairman of the meeting. Each such inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Inspectors need not be Members. No director or nominee for the office of director shall be appointed such an inspector.

                         PROCEEDINGS AT GENERAL MEETINGS

      46 No business shall be transacted at any general meeting unless a quorum is present. Except as otherwise provided by law or by these Articles, the holders of a majority of the votes entitled to be cast by the Members entitled to vote, which if any vote is to be taken by classes or series shall mean the holders of a majority of the votes entitled to be cast by the Members of each such class or series, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the Members.

      47    47.1 Members present in person or by proxy holding at least 95% of the issued shares entitled to vote at a meeting is the required quorum at a general meeting to consider or adopt a Special Resolution to amend, vary, suspend the operation of or disapply any of the provisions of Articles 31-49, Articles 52-60, Article 62, Article 63 or Article 64. However, Members present, in person or by proxy, holding a majority of the issued shares entitled to vote at the meeting is a quorum if:

                  (a) in the case of a Special Resolution to amend, vary,
            suspend the operation of or disapply Articles 31-49, 52-60 or 64, a majority of the Board of Directors has, at or prior to the meeting, recommended a vote in favour of the Special Resolution; or

                  (b) in the case of a Special Resolution to amend, vary,
            suspend the operation of or disapply Article 62, a majority of the Disinterested Directors (as defined in such Article) has, at or prior to the meeting, recommended a vote in favour of the Special Resolution; or

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                                       10

                  (c) in the case of a Special Resolution to amend, vary,
            suspend the operation of or disapply Article 63, other than a Special Resolution referred to in Article 47.2 below,

                        (i) a majority of the Board of Directors has, at or
                  prior to the meeting, recommended a vote in favour of the Special Resolution; and

                        (ii) the favourable Board of Directors' recommendation
                  is made at a time when a majority of the Board of Directors then in office were Directors prior to any person becoming an Interested Member (as defined in Article 63) during the previous three years or were recommended for election or elected to succeed those Directors by a majority of those Directors.

            47.2 In addition, Members present, in person or by proxy, holding a majority of the issued shares entitled to vote at a meeting is also the required quorum to consider or adopt a Special Resolution to delete
      Article 63 if:

                  (a) the resolution will not be effective until 12 months after the passing of the resolution; and

                  (b) the restrictions in Article 63 will otherwise continue to apply to any Business Combination between the Company and any person who became an Interested Member (as defined in Article 63) on or prior to the passing of the resolution.

      48 The Members present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of Members that leave less than a quorum.

      49 Subject to the rights of the holders of the Preferred Shares or any other class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, any action required or permitted to be taken by the Members of the Company must be effected at a duly called annual or extraordinary general meeting of Members of the Company and may not be effected by any consent in writing by such Members.

                                CORPORATE MEMBERS

      50 Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

                          SHARES THAT MAY NOT BE VOTED

      51 Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

                                    DIRECTORS

      52 Except as otherwise provided in any resolution or resolutions adopted by the Directors pursuant to the provisions of Article 7 relating to the rights of the holders of any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, the number of Directors of the Company shall be fixed from time to time by resolution adopted by vote of a majority of the entire Board of Directors, provided that the number so fixed shall not be less than three. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers.

      53 The Directors, other than those who may be elected by the holders of shares of any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation pursuant to the terms of any resolution or resolutions providing for the issuance of such shares adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes as follows: one class of three Directors shall be originally elected for a term expiring at the annual general meeting to be held in 2003, another class of three Directors shall be originally elected for a term expiring at the annual general meeting to be held in 2004, and another class of two Directors shall be originally elected for a term expiring at the annual general meeting to be held in 2005, with each class to hold office until its successors are elected and qualified. Any newly created directorships resulting from any increase in the number of Directors shall be allocated to the classes of Directors described in the immediately preceding sentence in such manner so as to maintain, as nearly as possible, the equality in number of the Directors in each class. At each annual general meeting of the Members of the Company, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting held in the third year following the year of their election. No decrease in the number of Directors constituting the Board of Directors shall shorten the terms of any incumbent Director.

      54 Each Director shall be at least 21 years of age. A person shall be eligible to be elected a Director of the Company until the annual general meeting of the Company next succeeding such person's 72nd birthday, and any person serving as a Director on such Director's 72nd birthday shall be eligible to complete such Director's term as such. Directors need not be Members of the Company.

      55 Subject to the rights of the holders of any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, at each annual general meeting of the Members, there shall be elected the Directors of the class the term of office of which shall then expire.

      56 In any election of Directors, the persons receiving a plurality of the votes cast, up to the number of Directors to be elected in such election, shall be deemed elected.

      57 Subject to the rights of the holders of any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or by any Member entitled to vote for the election of Directors. Any Member entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such Member's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (a) with respect to an election to be held at an annual general meeting of Members, 90 days in advance of such meeting, and (b) with respect to an election to be held at an extraordinary general meeting of Members for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Members. Each such notice shall set forth: (i) the name and address of the Member who intends to make the nomination of the person or persons to be nominated; (ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (iv) such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      58 Any Director of the Company may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      59 Subject to the rights of the holders of the Preferred Shares or any other class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, any Director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Shares (as defined in Article 62), voting together as a single class. For purposes of this Article, "cause" shall mean the wilful and continuous failure of a Director substantially to perform such Director's duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a Director in gross misconduct materially and demonstrably injurious to the Company.

      60 Subject to the rights of the holders of any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation, newly created directorships resulting from any increase in the number of Directors may be filled by the Board of Directors, or if not so filled, by the Members at the next annual general meeting or extraordinary general meeting called for that, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director, or if not so filled, by the Members at the next annual general meeting or extraordinary general meeting called for that purpose. Any Director elected in accordance with the preceding sentence of this Article shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified.

                               POWERS OF DIRECTORS

      61 Subject to the provisions of the Statute, the Memorandum and the Articles, including, without limitation, Article 62, Article 63 and Article 64 and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company and do all such lawful acts and things as are not by law or by these Articles directed or required to be exercised or done by the Members. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

      62    62.1 The Directors shall not, to the extent it is within their power, take or permit to be taken any of the following actions:

                  (a) any merger or consolidation of the Company with (i) any
            Interested Member or (ii) any other company (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

                  (b) (i) any sale, lease, exchange, mortgage, pledge, transfer, dividend or distribution (other than on a pro rata basis to all Members) or other disposition (in one transaction or a series of transactions) to or with any Interested Member or any Affiliate or Associate of any Interested Member of any assets of the Company or of any Subsidiary having an aggregate Fair Market Value of US$1,000,000 or more, or (ii) any merger or consolidation of any Subsidiary of the Company having assets with an aggregate Fair Market Value of US$1,000,000 or more with (A) any Interested Member or (B) any other company (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

                  (c) the issuance or transfer by the Company or any Subsidiary
            (in one transaction or a series of transactions) to any Interested Member or any Affiliate or Associate of any Interested Member of any securities of the Company or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of

            US$1,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Company or any Subsidiary; or

                  (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Member or any Affiliate or Associate of any Interested Member; or

                  (e) any reclassification of securities (including any reverse stock split), or recapitalisation of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Member), that in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares or securities convertible into shares of the Company or any Subsidiary that is directly or indirectly beneficially owned by any Interested Member or any Affiliate or Associate of any Interested Member; or

                  (f) any series or combination of transactions directly or
            indirectly having the same effect as any of the foregoing; or

                  (g) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

            without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of all classes and series of the Company entitled to vote generally in the election of directors ("Voting Shares"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by these Articles or by any resolution or resolutions of the Directors adopted pursuant to Article 7 or in any agreement with any national securities exchange or otherwise.

                  The term "Business Combination" as used in this Article 62 shall mean any transaction that is referred to in any one or more of the preceding paragraphs (a) through (g) of this Article 62.1.

            62.2 The provisions of one or more of the preceding paragraphs (a) through (g) of Article 62.1 shall not be applicable to any particular Business Combination, if all the conditions specified in either of the following paragraphs (a) or (b) of this Article 62.2 are met:

                  (a) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

                  (b) all of the six conditions specified in the following
            clauses (i) through (vi) shall have been met:

                        (i) the transaction constituting the Business
                  Combination shall provide for a consideration to be received by holders of Ordinary Shares in exchange for all their Ordinary Shares, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Ordinary Shares in such Business Combination shall be at least equal to the higher of the following:

                              (A) (if applicable) the highest per share price
                        (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any Ordinary Shares beneficially owned by the Interested Member that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Member, whichever is higher; and

                              (B) the Fair Market Value per share of Ordinary
                        Shares on the Announcement Date or on the Determination Date, whichever is higher; and

                        (ii) the transaction constituting the Business
                  Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Shares other than Ordinary Shares in exchange for all their shares of such Voting Shares, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Shares in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class and series of such outstanding Voting Shares, whether or not the Interested Member beneficially owns any shares of a particular class or series of Voting Shares):

                              (A) (if applicable) the highest per share price
                        (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Shares beneficially owned by the Interested Member that were acquired (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction in which it became an Interested Member, whichever is higher;

                              (B) (if applicable) the highest preferential
                        amount per share to which the holders of shares of such class or series of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

                              (C) the Fair Market Value per share of such class
                        or series of Voting Shares on the Announcement Date or on the Determination Date, whichever is higher; and

                        (iii) the consideration to be received by holders of a
                  particular class or series of outstanding Voting Shares (including Ordinary Shares) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Shares that are beneficially owned by the Interested Member, and if the Interested Member beneficially owns shares of any class or series of Voting Shares that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Shares beneficially owned by it; and

                        (iv) after such Interested Member has become an
                  Interested Member and prior to the consummation of such Business Combination:

                              (A) except as approved by a majority of the
                        Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any Dividends (whether or not cumulative) payable on the outstanding Preferred Shares or any class or series of shares having a preference over the Ordinary Shares as to Dividends or upon liquidation;

                              (B) there shall have been (I) no reduction in the
                        annual rate of Dividends paid on the Ordinary Shares (except as necessary to reflect any subdivision of the Ordinary Shares), except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of Dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalisation, reorganisation or any similar transaction that has the effect of reducing the number of outstanding Ordinary Shares, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                              (C) such Interested Member shall not have become
                        the beneficial owner of any additional Voting Shares except as part of the transaction that resulted in such Interested Member becoming an Interested Member; and

                        (v) after such Interested Member has become an
                  Interested Member, such Interested Member shall not have received the benefit, directly or indirectly (except proportionately as a Member), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and

                        (vi) a proxy or information statement describing the
                  proposed Business Combination and complying with the requirements of the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed Members of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

             62.3 For purposes of this Article 62:

                  (a) A "person" shall mean any individual, firm, corporation, company, partnership, trust or other entity.

                  (b) "Interested Member" shall mean any person (other than the
            Company or any Subsidiary) who or that:

                        (i) is the beneficial owner, directly or indirectly, of
                  five percent or more of the combined voting power of the then outstanding Voting Shares; or

                        (ii) is an Affiliate of the Company and at any time
                  within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent or more of the combined voting power of the then outstanding Voting Shares; or

                        (iii) is an assignee of or has otherwise succeeded to
                  the beneficial ownership of any shares of Voting Shares that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Member, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the U.S. Securities Act of 1933.

                  (c) A person shall be a "beneficial owner" of any Voting
            Shares:

                        (i) that such person or any of its Affiliates or
                  Associates beneficially owns, directly or indirectly; or

                        (ii) that such person or any of its Affiliates or
                  Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

                        (iii) that are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

                  (d) For the purposes of determining whether a person is an
            Interested Member pursuant to paragraph (b) of this Article 62.3, the number of Voting Shares deemed to be outstanding shall include shares deemed owned by such person through application of paragraph
            (c) of this Article 62.3 but shall not include any other Voting Shares that may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

            (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the U.S. Securities Exchange Act of 1934, as in effect on January 1, 2002.

            (f) "Subsidiary" shall mean any company a majority of whose outstanding shares or stock having ordinary voting power in the election of Directors is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Member set forth in paragraph (b) of this
      Article 62.3, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is owned by the Company, by a Subsidiary or by the Company and one or more Subsidiaries.

            (g) "Disinterested Director" means any member of the Board of Directors of the Company who is unaffiliated with, and not a nominee of, the Interested Member and was a member of the Board of Directors prior to the time that the Interested Member became an Interested Member, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Member and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

            (h) "Fair Market Value" means: (i) in the case of shares or stock, the highest closing sale price during the 30-day period immediately preceding the date in question of such share or stock on the New York Stock Exchange Composite Tape, or, if such share or stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such share or stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such share or stock is listed, or, if such share or stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to such share or stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such prices or quotations are available, the fair market value on the date in question of a share of such share or stock as determined by a majority of the Disinterested Directors in good faith; and
      (ii) in the case of property other than cash or shares or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

            (i) "Announcement Date" means the date of first public announcement of the proposal of the Business Combination.

            (j) "Determination Date" means the date on which the Interested Member became an Interested Member.

      62.4 A majority of the Disinterested Directors of the Company shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article 62, including, without limitation, (a) whether a person is an Interested Member, (b) the number of Voting Shares beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Article 62.2 have been met with respect to any Business Combination, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of US$1,000,000 or more; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article 62.

63    63.1 The Company shall not engage in any Business Combination with any
Interested Member for a period of 3 years following the date that such Member became an Interested Member, unless:

            (a) prior to such date the Board of Directors approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member, or

            (b) upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member owned at least 85% of the Voting Shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

            (c) on or subsequent to such date the Business Combination is approved by the Board of Directors and authorised at a general meeting of Members, and not by written consent, by the affirmative vote of at least 66 (2/3)% of the outstanding Voting Shares which are not owned by the Interested Member.

      63.2 The restrictions contained in this Article 63 shall not apply if:

            (a) a Member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Member and (ii) would not, at any time within the 3 year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of ownership; or

            (b) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article 63.2(b); (ii) is with or by a person who either was not an Interested Member during the previous 3 years or who became an Interested Member with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were Directors prior to any person becoming an Interested Member during the previous 3 years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to a (A) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law of the State of Delaware, U.S., no vote of the Members would be required if the Company were incorporated under the law of such State); (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or
      (C) a proposed tender or exchange offer for 50% or more of the outstanding Voting Shares of the Company. The Company shall give not less than 20 days notice to all Interested Members prior to the consummation of any of the transactions described in clauses (A) and (B) of the second sentence of this Article 63.2(b).

            (c) As used in this Article 63, the term:

                  (i) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

                  (ii) "associate" when used to indicate a relationship with any person means (A) any corporation, partnership, unincorporated association or other entity of which such person is a

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                                       18

            director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of Voting Shares, (B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

                  (iii) "Business Combination", when used in reference to the
            Company and any Interested Member of the Company, means:

                        (A) any merger or consolidation of the Company or any
                  direct or indirect majority-owned subsidiary of the Company with (I) the Interested Member, or (II) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation Article 63.1 is not applicable to the surviving entity;

                        (B) any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or series of transactions), except proportionately as a Member of the Company, to or with the Interested Member, of assets of the Company or of any direct or indirect majority-owed subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Voting Shares of the Company;

                        (C) any transaction which results in the issuance or
                  transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except
                  (I) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such, (II) pursuant to a merger which could be accomplished under Section 251(g) of the General Corporation Law of the State of Delaware, U.S. if the Company were incorporated under the laws of such State, (III) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such Company subsequent to the time the Interested Shares became such, (IV) pursuant to an exchange offer by the Company to purchase made on the same terms to all holders of said shares, or (V) any issuance or transfer of shares by the Company, provided however, that in no case under (III)-(V) above shall there be an increase in the Interested Member's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

                        (D) any transaction involving the Company or any direct
                  or indirect majority owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

                        (E) any receipt by the Interested Member of the benefit,
                  directly or indirectly (except proportionately as a Member of the Company) of any loans, advance, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (A)-(D) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

                  (iv) "control," including the term "controlling", "controlled by" and "under common control with, " means the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of a person whether through the ownership of Voting Shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Shares, in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

                  (v) "Interested Member" means any person (other than the
            Company and any direct or indirect majority-owned subsidiary of the Company) that

                        (A) is the owner of 15% or more of the outstanding
                  Voting Shares of the Company, or

                        (B) is an affiliate or associate of the Company and was
                  the owner of 15% or more of the outstanding Voting Shares of the Company at any time within the 3 year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member;

            and the affiliates and associates of such person; provided, however, that the term "Interested Member" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Member if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of Article 63.2(c)(viii) but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (vi) "person" means any individual, corporation, partnership, unincorporated association or other entity.

                  (vii) "Voting Shares" means with respect to any company or corporation, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company or corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

                  (viii)"owner" including the terms "own" and "owned" when used with respect to any shares means a person that individually or with or through any of its affiliates or associates:

                        (A) beneficially owns such shares directly or
                  indirectly; or

                        (B) has (I) the right to acquire such shares (whether
                  such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or
                  (II) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                        (C) has any agreement, arrangement or understanding for
                  the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item
                  (II) of clause (B) of this Article 63.2(c)(viii)), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

      64 In addition to any approval of Members required pursuant to the terms of any class or series of shares other than Ordinary Shares, the approval of the holders of a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board of Directors, shall be required in order for the Company to "sell, lease, or exchange all or substantially all of its property and assets" (as that phrase is interpreted for the purposes of Section 271 of the General Corporation Law of the State of Delaware, U.S., as amended or re-enacted from time to time), provided that the foregoing approval by Members shall not be required in the case of any transaction between the Company and any entity the Company "directly or indirectly controls" (as that phrase is defined in Rule 405 under the United States Securities Act of 1933, as amended or re-enacted from time to time).

                            PROCEEDINGS OF DIRECTORS

      65 Except as otherwise provided by law or these Articles, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally called may be transacted.

      66 The Board of Directors may hold its meetings at such place or places as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      67 Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

      68 Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Directors.

      69 Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed or transmitted by delivery service to each Director, addressed to such Director at such Director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such Director at such place by telegraph or facsimile telecommunication or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any Director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such Director. Every such notice shall state the time and place but need not state the purpose of the meeting.

      70 The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law or these Articles for the conduct of its meetings and management of the affairs of the Company as the Board may deem proper.

      71 Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar

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                                       21

communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      72 Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

      73 Each Director who shall not at the time also be a salaried officer or employee of the Company or any of its subsidiaries (an "Outside Director"), in consideration of such person serving as a Director, shall be entitled to receive from the Company such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each Director, whether or not an Outside Director, shall be entitled to receive from the Company reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a Director. Nothing contained in this Article shall preclude any Director from serving the Company or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

      74 The Board of Directors may appoint one or more directors emeritus as it shall from time to time determine. Each director emeritus appointed shall hold office at the pleasure of the Board of Directors. A director emeritus shall be entitled, but shall have no obligation, to attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to any director emeritus and no director emeritus shall be considered in determining whether a quorum of the Board of Directors is present. A director emeritus shall advise and counsel the Board of Directors on the business and operations of the Company as requested by the Board of Directors; however, a director emeritus shall not be entitled to vote on any matter presented to the Board of Directors. A director emeritus, in consideration of such person serving as a director emeritus, shall be entitled to receive from the Company such fees for attendance at meetings of the Board of Directors as the Board shall from time to time determine. In addition, a director emeritus shall be entitled to receive from the Company reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director emeritus.

                                   COMMITTEES

      75 The Board of Directors may designate an Executive Committee which shall consist of three or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. In the absence or disqualification of a member of the Executive Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorise the seal of the Company to be affixed to all papers that may require it, except that neither the Executive Committee nor any other committee of the Board shall have the power or authority in reference to approving or adopting, or recommending to the Members, any action or matter expressly required by the Statute to be submitted to Members for approval.

      76 The Board shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

      77 The Board of Directors may designate one or more committees other than the Executive Committee, each of which shall consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In addition, in the absence or disqualification of a member of any such committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee of the Board, except as otherwise provided by law, or these Articles, shall have and may exercise such authority of the Board as may be specified in the resolution or resolutions of the Board designating such committee. The Board shall have power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

      78 Regular meetings of any committee of the Board of Directors (including the Executive Committee), of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board of Directors (including the Executive Committee) shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board of Directors (including the Executive Committee) shall be sent by mail, delivery service, facsimile telecommunication, telegraph or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board (including the Executive Committee) shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board (including the Executive Committee) need not be given. Any committee of the Board (including the Executive Committee) may adopt such rules and regulations not inconsistent with the provisions of law or these Articles for the conduct of its meetings as such committee may deem proper. A majority of the members of any committee of the Board (including the Executive Committee) shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board of Directors (including the Executive Committee) shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

                                    OFFICERS

      79 The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these Articles provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board and the Chief Executive Officer shall be elected by the Directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Articles to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorise any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

      80 Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for that purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

      81 Any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      82 A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Articles for election to such office.

      83 The Chairman of the Board shall, if present, preside at meetings of the Members, meetings of the Board and meetings of the Executive Committee. The Chairman of the Board shall counsel with and advise the Chief Executive Officer and President and shall exercise or perform such other powers and duties as may from time to time be assigned to the Chairman of the Board by the Board or the Executive Committee.

      84 The Chief Executive Officer shall have the general control and management of the business and affairs of the Company, subject to the direction and control of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall exercise or perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board or the Executive Committee. The Chief Executive Officer may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorised by the Board or any committee thereof empowered to authorise the same.

      85 The President shall exercise or perform such powers and duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board of Directors. The President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorised by the Chief Executive Officer, the Board or any committee thereof empowered to authorise the same.

      86 Each Vice President shall have such powers and duties as shall be prescribed by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorised by the Board or any committee thereof empowered to authorise the same.

      87 The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

      88 It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors, of the Executive Committee and of the Members and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Company are duly given and served; the Secretary shall be custodian of the seal of the Company and shall affix the seal or cause it to be affixed to all certificates of shares of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Company under its seal is duly authorised in accordance with the provisions of these Articles. The Secretary shall have charge of the Register of Members and also of the other books, records and papers of the Company and shall see that the reports, statements and other documents required by law are properly kept and filed; and the Secretary shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

      89 The Controller shall perform all of the duties incident to the office of the Controller and such other duties as from time to time may be assigned to such person by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

      90 The Assistant Treasurers, the Assistant Secretaries and the Assistant Controllers shall perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively, or by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

                                      SEAL

      91 The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

      92 The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

      93 A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

      94 Subject to the Statute and this Article, the Directors may declare Dividends and distributions on shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

      95 Except as otherwise provided by the rights attached to shares, all Dividends shall be declared and paid according to the par value of the shares that a Member holds.

      96 The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

      97 The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

      98 Any Dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

      99 No Dividend or distribution shall bear interest against the Company.

      100 Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

                                 CAPITALISATION

      101 The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                BOOKS OF ACCOUNT

      102 The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

      103 The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

      104 The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

                                      AUDIT

      105 The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

      106 Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

      107 Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

                                WAIVER OF NOTICE

      108 Whenever any notice whatsoever is required to be given by these Articles or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                                   WINDING UP

      109 If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of shares issued upon special terms and conditions.

      110 If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

                      INDEMNITY AND LIMITATION OF LIABILITY

      111 No Director shall be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Company or to its Members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the Director derived an improper personal benefit.

      112 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

      113 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defence or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

      114 Any indemnification under Article 112 or Article 113 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 112 or Article
113. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (c) if there are not such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (d) by the Members.

      115 Notwithstanding the provisions of Article 112 or Article 113, to the extent that a present or former Director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of such Articles or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      116 Expenses (including attorneys' fees) incurred by a present or former officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such officer or Director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under Articles 112 through 121 or otherwise. Such expenses (including attorneys' fees) incurred by present or former employees or agents of the Company other than officers or Directors may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

      117 The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of Article 116 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of Members or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification and advancement of expenses under Article 116 shall be deemed to be provided by a contract between the Company and the Director, officer, employee or agent, as the case may be, who served in such capacity at any time while these Articles and other relevant provisions of the Statute and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

      118 The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the applicable provisions of the Statute.

      119 For purposes of Articles 112 through 121, references to "the Company" shall include, in addition to the resulting company or, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company or corporation, or is or was serving at the request of such

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                                       28

constituent corporation as a director, officer, employee or agent of another company corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of Articles 112 through 121 with respect to the resulting or surviving corporation as such person would have with respect to such constituent company or corporation if its separate existence had continued.

      120 For purposes of Articles 112 through 121, references to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a Director, officer, employee or agent of the Company that imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in Articles 112 through 121.

      121 The indemnification and advancement of expenses provided by, or granted pursuant to, Articles 112 through 121 shall, unless otherwise provided when authorised or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                 FINANCIAL YEAR

      122 Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

                         TRANSFER BY WAY OF CONTINUATION

      123 If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

                         INSPECTION OF BOOKS AND RECORDS

      124 A Member may inspect the Company's books and records for a proper purpose. The Directors shall in their sole discretion determine whether a purpose is a proper purpose. The Directors may establish procedures or conditions regarding the inspection rights of the Members for the purpose of protecting the interests of the Company, protecting the confidentiality of the information contained in the Company's books and records, the convenience of the Company or protecting any other interests of the Company that the Directors deem proper.

                                  MISCELLANEOUS

      125 The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Company who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, cheques, drafts and other orders for the payment of money and other documents for and in the name of the Company and may authorise such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Company. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Article, the officers of the Company shall have such power so referred to, to the extent incident to the normal performance of their duties.

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                                       29

      126 All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board of Directors or any committee thereof or any officer of the Company to whom power in that respect shall have been delegated by the Board or any such committee shall select.

      127 All cheques, drafts and other orders for the payment of money out of the funds of the Company, and all notes or other evidence of indebtedness of the Company, shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

      128 The Board of Directors or any committee thereof shall designate the officers of the Company who shall have authority from time to time to appoint an agent or agents of the Company to exercise in the name and on behalf of the Company the powers and rights that the Company may have as the holder of shares, stock or other securities in any other companies or corporation, and to vote or consent in respect of such shares, stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Company may exercise its said powers and rights.